                            BASIC LEASE INFORMATION

                      LEASE DATED AS OF FEBRUARY 1, 1997

Landlord:             GL/PHP, LLC
--------

Tenant:               Pinnacle Health Enterprises, LLC
------

Commencement Date:    February 28, 1997
-------------------

Lease Expiration
----------------
Date:                 March 31, 2014 unless extended pursuant to paragraph
----                  3(c) of the Lease.

Primary Term Fixed Rent: The annual Fixed Rent during the Interim and Primary
-----------------------
Term of the Lease shall be payable monthly in advance as follows:

(a) For February 28, 1997, $7,278.47, payable on the date of delivery of this Lease.

(b)    From March 1, 1997 through August 14, 1997: $2,602,250, 1/12 of which shall be payable in advance on the first day of each month, commencing March 1, 1997. From August 15, 1997 through February 28, 1998:
       $2,658,250, 1/12 of which shall be payable in advance on the first day of each month.

(c) From March 1, 1999 through February 28, 2014: increased every twelve months during such period, beginning March 1, 1998, by the product (the "escalator") of (x) the prior year's Fixed Rent and (y) 1 plus the percentage increase (but not decrease) in the All Urban Consumer Price Index ("CPI") most recently published prior to the date of calculation over the CPI at the date of the last preceding calculation (but the escalator shall in no event be more than 5% in any year), 1/12 of which shall be payable in advance on the first day of such month, beginning March 1, 1998, provided that if the method of calculating CPI is changed, then the escalator shall be CPI as calculated by the method in effect in January 1997, if reasonably determinable, or, if not reasonably determinable, then on the basis of the most comparable index maintained by the U.S. Department or Labor or its successor.

Renewal Term Rent:  The annual Fixed Rent during each year of the Renewal Term
-----------------
shall be the fair market rental value of the Premises determined as of March 1 of the first year of each Renewal Term on the basis set forth in paragraph 26 of the Lease, payable monthly in advance.


Landlord Address
----------------
for Payment:             GL/PHP, LLC
-----------              c/o G&L Realty Corp.
                         439 North Bedford Drive
                         Beverly Hills, California  90210
                         Attention: Quinton Thompson

Tenant Address:          Pinnacle Health Enterprises, LLC
                         c/o PHP Healthcare Corporation
                         11440 Commerce Park Drive
                         Reston, Virginia  22091
                         Attention: Ben Rosenbaum III, General Counsel

                                LEASE AGREEMENT

                                    Between

                                  GL/PHP, LLC

                                  as Landlord

                                      and

                       PINNACLE HEALTH ENTERPRISES, LLC

                                   as Tenant




                          Dated as of February 1, 1997

                              TABLE OF CONTENTS
                              -----------------

                                                                 Page
                                                                 ----

1.  DEMISE OF PREMISES; QUIET ENJOYMENT.........................   3

2.  USE.........................................................   3

3.  TERM........................................................   4

4.  RENTAL......................................................   5

5.  TAXES; CONTEST OF IMPOSITIONS:..............................   6

6.  NET LEASE; NON-TERMINABILITY................................   8

7.  SERVICES....................................................   9

8.  REPAIRS AND MAINTENANCE; REPLACEMENT........................  10

9.  DESTRUCTION OF OR DAMAGE TO PREMISES........................  12

10. INSURANCE, HOLD HARMLESS AND INDEMNIFICATION................  13

11. COMPLIANCE WITH LAWS, COVENANTS:............................  16

12. PARTIAL TAKING..............................................  17

13. SUBSTANTIAL TAKING .........................................  18

14. DEFAULT: Events of Default..................................  19

15. REMEDIES....................................................  20

16. SUBORDINATION...............................................  21

17. LANDLORD'S RIGHT OF ENTRY...................................  22

18. NOTICES.....................................................  23

19. ESTOPPEL CERTIFICATE; FINANCIAL DATA........................  24

20. MECHANICS' LIENS............................................  25

21. END OF TERM.................................................  26

22. ALTERATIONS:................................................  27

23. MEMORANDUM OF LEASE.........................................  29

24. SUBLETTING/ASSIGNMENT.......................................  29

25. HAZARDOUS MATERIAL..........................................  30

26. DETERMINATION OF FAIR MARKET RENTAL VALUE:..................  33

27. GRANTING OF EASEMENTS:......................................  35

28. MISCELLANEOUS PROVISIONS....................................  35



EXHIBITS

A.    LEGAL DESCRIPTION - REAL ESTATE
B.    DESCRIPTION OF PERSONAL PROPERTY AND FIXTURES
C.    PERMITTED ENCUMBRANCES

    THIS LEASE, made and entered into as of February 1, 1997 (together with all amendments and supplements hereto, this "Lease"), by and between GL/PHP, LLC, a Delaware limited liability company with offices at 439 North Bedford Drive, Beverly Hills, California 90210, (together with any successor or assigns, hereinafter called the "Landlord") and PINNACLE HEALTH ENTERPRISES, LLC, a Delaware limited liability company, having an address at 11440 Commerce Park Drive, Reston, Virginia 22091 (together with any permitted successor or assigns, hereinafter collectively called the "Tenant"). Capitalized terms used herein not otherwise defined shall have the meanings specified in the following definitions.

    As used in this Lease, the following terms have the meanings specified:

                                  DEFINITIONS

     The following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and plural forms of the terms herein defined.

    "Additional Rent" means all amounts, liabilities and obligations other than
    -----------------
Fixed Rent which Tenant assumes or agrees to pay under this Lease to Landlord or others.

    "Basic Lease Information" means the pages preceding this Lease which are
    -------------------------
hereby incorporated by reference.

    "Commencement Date" is defined in paragraph 3(b) of this Lease.
    -------------------

    "Environmental Laws" is defined in paragraph 25(b) of this Lease.
    --------------------

    "Event of Default" is defined in paragraph 14 of this Lease.
    ------------------

    "First Mortgage" or "Mortgage" shall mean a first mortgage on the Premises
    ------------------------------
given by Landlord to the Mortgagee to secure a loan financing or refinancing the acquisition of Landlord's interest in the Premises.

    "First Renewal Term" is defined in paragraph 3(c) of this Lease.
    --------------------

    "Fixed Rent" is defined in paragraph 4 of this Lease.
    ------------

    "Imposition" means the various tax and other charges referred to in
    ------------
paragraph 4 and the present and future governmental laws and regulations more specifically described in paragraph 11.

    "Improvements" means all of the buildings, structures, improvements, and all
    -------------
building fixtures therein (including, without limitation, parking areas and driveways) now or hereafter located on the Land.

    "Interior Term" is defined in paragraph 3(a) of this Lease.
    ---------------

    "Land" means the land, but none of the Improvements thereon, described in
    -----
Exhibit A hereto.

    "Landlord" is defined in the first paragraph of this Lease.
    ----------

    "Lease" is defined in the first sentence of this Lease.
    -------

    "Lease Expiration Date" is defined in paragraph 3(a) of this Lease.
    -----------------------

    "Mortgagee" shall mean any holder of a First Mortgage with respect to the
    -----------
Premises or any part thereof.

    "Overdue Rate" means 13.5 % per annum or, if lower, the maximum annual
    --------------
interest rate allowed by law for business loans (not primarily for personal, family or household purposes).

    "Person" means any individual, corporation, partnership, limited liability
    --------
company, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

    "Permitted Encumbrances" means:
    ------------------------

    (a) Any liens for taxes, assessments and other governmental charges and any liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with the Premises, which are not due and payable;

    (b) The easements, rights-of-way, encroachments, encumbrances, restrictive covenants or other matters affecting the title to the Premises or any part thereof set forth in Schedule B to the policy of owners title insurance (or commitments therefor) delivered to and accepted by Landlord with respect to the Premises in connection with the delivery of this Lease as shown on Exhibit C attached hereto;

    (c) This Lease and the rights of Tenant hereunder;

    "Primary Term" is defined in paragraph 3(a) of this Lease.
    --------------

    "Premises" is defined in paragraph 1 of this Lease.
    ----------

    "Renewal Term" is defined in paragraph 3(c) of this Lease.
    --------------

    "Rent" means Fixed Rent and Additional Rent.
    ------

    "Site Assessments" is defined in paragraph 25(d) of this Lease.
    ------------------

    "Site Reviewers" is defined in paragraph 25(d) of this Lease.
    ----------------

    "Tenant's Trade Fixtures" means all personal property of Tenant in or on the
    -------------------------
Premises which is not necessary for the operation of the Improvements.

    "Term" means the Interim Term and Primary Term, together with the Renewal
    ------
Term.


    1. DEMISE OF PREMISES: QUIET ENJOYMENT: (a) Landlord hereby demises and
       -----------------------------------
leases to Tenant and Tenant hereby leases and rents from Landlord the Premises, IN THEIR "AS IS" CONDITION, SUBJECT TO THE EXISTING STATE OF TITLE (WITHOUT EXPRESS OR IMPLIED WARRANTY OF LANDLORD WITH RESPECT TO THE CONDITION, QUALITY, REPAIR OR FITNESS OF THE PREMISES FOR A PARTICULAR USE OR TITLE THERETO, ALL SUCH WARRANTIES BEING HEREBY WAIVED AND RENOUNCED BY TENANT), consisting of the Land, the Improvements, together with any easements, rights, and appurtenances in connection therewith or belonging to said Land and Improvements, all being collectively hereinafter referred to as "the Premises". No easement for light, air or view is included with or appurtenant to the Premises.

    (b) Landlord covenants with Tenant, that upon the payment of the Fixed Rent and Additional Rent and the performance of all the terms of this Lease, Tenant shall at all times during the Term, peaceably and quietly enjoy the Premises without any disturbance from Landlord or from any person claiming by, through, or under Landlord. Exercise by Landlord of its rights to come upon the Premises as set forth in this Lease shall not constitute a violation of this paragraph.

    2. USE: Tenant may use and occupy the Premises for any lawful purpose. In
       ---
all events, Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same or which would make void or voidable any insurance then in force with respect thereto, or which would cause structural injury to the Premises or cause the value or usefulness of the Premises, or any portion thereof, to diminish, or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Tenant shall not use, suffer or permit the Premises, or any portion thereof, to be used by Tenant, any third party or the public, as such, without restriction or in such manner as might impair Landlord's title to the Premises, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third Persons, or of implied dedication of the Premises, or any portion thereof. Nothing contained in this Lease and no action by Landlord shall be construed to mean that Landlord has granted to Tenant any authority to do any act or make any agreement that may create any such third party or public right, title, interest, lien, charge or other encumbrance upon the estate of the Landlord in the Premises, except Permitted Exceptions. The preceding sentence does not limit Tenant's right to assign or sublet its interest hereunder, as provided in paragraph 24.

    3. TERM:
       -----

       (a) The interim term of this Lease ("Interim Term") shall commence on the Commencement Date and end on February 28, 1997. The primary term of this Lease (the "Primary Term") shall be for a period of approximately seventeen (17) years, beginning on the Commencement Date and ending on March 31, 2014 (the "Lease Expiration Date"), subject to paragraph 25(d).

       (b) The term "Commencement Date" shall mean February 28, 1997.

       (c) Tenant shall have the right, at its option, to renew the Primary Term of this Lease, for two (2) renewal terms (the "Renewal Terms"), which shall renew the Primary Term for an additional five (5) years each. Each Renewal Term shall commence on the day after the expiration of the preceding term and shall expire on the fifth (5th) anniversary of the Lease Expiration Date in the case of the first Renewal Term and on the tenth (10th) anniversary of the Lease Expiration Date in the case of the second Renewal Term. The option to renew the Term of this Lease as described above shall be exercised by Tenant by written notice to Landlord given at least six (6) months prior to the Lease Expiration Date or expiration of the first Renewal Term, as the case may be Subject to the provisions of paragraph 4, the terms and conditions of this Lease shall apply to each Renewal Term with the same force and effect as if such Renewal Term had originally been included in the Primary Term of the Lease. If such notice is not given in a timely fashion, the option to renew the term of this Lease shall terminate. The right of Tenant to the Renewal Terms shall be conditioned upon
(i) Tenant not being in default under this Lease beyond any applicable grace period on the date on which notice of exercise of the renewal option is given and on the Lease Expiration Date or expiration of the first Renewal Term, as the case may be, and (ii) this Lease being in full force and effect as of the Lease Expiration Date or expiration of the first Renewal Term, as the case may be. The Interim Term, Primary Term, together with any Renewal Term, shall constitute the "Term" of this Lease.

    4. RENTAL: (a) Tenant shall pay to Landlord the following amounts as rent
       -------
for the Premises:

    (i) During the term of this Lease, Tenant shall pay to Landlord, as fixed monthly rent, the amount of monthly rent specified in the Basic Lease Information (the Fixed Rent). In the event this Lease shall be terminated with respect to any one or more of the six separate facilities constituting the Premises pursuant to paragraph 13 hereof, Fixed Rent will thereafter be reduced by the amount of Fixed Rent attributable to the portion of the Premises as to which this Lease has terminated. The initial amounts of Fixed Rent attributable to the various facilities are noted on Exhibit A hereto.

    (ii) Throughout the term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated Additional Rent. As used in this Lease, "Rent" shall mean and include all Fixed Rent and Additional Rent payable by Tenant in accordance with this Lease.

    (b) It is the intention of Landlord and Tenant that the Fixed Rent payable by Tenant to Landlord during the entire term of this Lease shall be absolutely net of all costs and expenses incurred in connection with the management, operation, maintenance and repair of the Premises in accordance with this Lease. Landlord shall have no obligations or liabilities whatsoever with respect to the management, operation, maintenance or repair of the Premises during the term of this Lease, and Tenant shall manage, operate, maintain and repair the Premises in accordance with this Lease and shall pay all costs and expenses incurred in connection therewith before such costs or expenses become delinquent. Without limiting the generality of the foregoing, throughout the entire term of this Lease, Tenant shall pay, as Additional Rent, all premiums for all property and liability insurance covering the Premises, all Property Taxes (as defined in paragraph 4(e)) and all Other Taxes (as defined in paragraph 5(b)) that accrue during or are allocable to the terms of this Lease.

    (c) Tenant shall pay all Fixed Rent to Landlord, in advance, on or before the first day of each and every calendar month during the Term of this Lease without notice, by wire transfer or other electronic means (or otherwise so there are collected funds available to Landlord on the due date). Tenant shall pay all Additional Rent upon demand. Tenant shall pay all Fixed Rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, at the address of Landlord specified in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing.

    (d) Tenant acknowledges that the late payment by Tenant of any Fixed Rent or reimbursement of Additional Rent advanced by Landlord (including the items described in paragraph 4(b)) will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. If any Fixed Rent is not received by Landlord on or before its due date or if reimbursement for Additional Rent advanced by Landlord is not received by Landlord within five (5) business days after demand, Tenant shall pay to Landlord interest on such delinquent amount at the Overdue Rate until paid. In no event shall payment of interest at the Overdue Rate be deemed to grant to Tenant a grace period or extension of time within which to pay any Rent or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant's failure to pay all Rent due under this Lease in a timely fashion, including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the Overdue Rate.

    5. TAXES; CONTEST OF IMPOSITIONS:
       ------------------------------

    (a) Tenant shall pay, as Additional Rent, all Property Taxes prior to the assessment of any interest or penalty for late payment. Property Taxes shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are at any time levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Premises or any part thereof or any personal property used in connection with the Premises, and are payable during the Term of this Lease. Property Taxes shall be pro rated for the tax year in which the Term hereof ends. If any Property Tax may legally be paid in installments, Tenant shall be liable only for the installments thereof payable during the Term of this Lease. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely Rent), franchise, capital, documentary transfer or inheritance taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for any Property Taxes, provided Tenant's liability for such Property Taxes shall be limited to the amount calculated as if the Premises were the only assets owned by Landlord.

    (b) Tenant shall pay, as Additional Rent, all Other Taxes prior to the assessment of any interest or penalty for late payment. Other Taxes shall mean all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (i) the Premises,
(ii) the cost or value of Tenant's
equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (iii) any Rent payable under this Lease, including any gross receipts tax or excise tax levied by any public or government authority with respect to the receipt of any such Rent (as opposed to a net income tax), (iv) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Other Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely Rent), franchise, capital, documentary transfer or inheritance taxes of Landlord, unless levied or assessed against Landlord in while or in part in lieu of, as a substitute for any Other Taxes, provided that Tenant's liability for Other Taxes shall be limited to the amount calculated as if the Premises and five other properties leased by Landlord to Tenant under leases dated the date hereof were the only assets owned by Landlord.

    (c) Except for any tax on the net income derived from the Fixed Rent, if at any time during the Term, any method of taxation shall be such that there shall be levied, assessed or imposed on the Landlord, or on the Fixed Rent or Additional Rent, or on the Premises, or any portion thereof, a capital levy, gross receipts tax, occupational license tax or other tax on the Rents received therefrom, or a franchise tax, or an assessment, gross receipts levy or charge measured by or based in whole or in part upon such gross Rents, Tenant, to the extent permitted by law, covenants to pay and discharge the same, it being the intention of the parties hereto that the Fixed Rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind, or description, except as otherwise expressly provided in this Lease.

    (d) Tenant covenants to furnish Landlord, as promptly as possible and in any event within seventy-five (75) days after request by Landlord, official receipts of the appropriate taxing authority, if any, or other appropriate proof reasonably satisfactory to Landlord, evidencing the payment of the same.

    (e) Tenant shall have the right to contest the amount or validity, in whole or in part, of any Imposition or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but in the case of Property Taxes or Other Taxes only after either payment of such Tax or, in the case of any Imposition where the amount in controversy exceeds $25,000, depositing with Landlord reasonable security for such contingent obligation). Landlord shall not be required to join in any proceeding referred to in this subparagraph (e) unless required by law or necessary for Tenant to obtain the relief it seeks, in either of which events Landlord shall, upon written request by Tenant, join in such proceedings or permit the same to be brought in its name. Tenant covenants that Landlord shall not suffer or sustain any costs or expenses (including, but not limited to, counsel fees) or any liability in connection with any such proceeding. No such consent shall subject Landlord to any material civil liability or the risk of any criminal liability. Tenant shall be entitled to any refund and interest thereon of Property Taxes or Other Taxes paid by Tenant, and Landlord will assign (or pay, if previously received by Landlord) its interest in any such refund and interest thereon. Upon conclusion of any such contest in which Tenant does not prevail, Tenant shall pay or perform the Imposition.

    (f) In the event any billing or taxing authority refuses to bill or notify Tenant directly, Landlord shall, within two (2) business days after receipt by Landlord, forward to Tenant all notice(s) and bill(s) for any tax(s), assessment(s), excise(s), fee(s), charge(s) and Imposition(s) to be paid by Tenant. Failure to timely forward any such bill(s) or notice(s) shall absolve Tenant from liability or obligation to pay any late penalty or interest relative to such bill(s) or notice(s) attributable to Landlord's delay.

    6. NET LEASE; NON-TERMINABILITY: (a) This is an absolutely net lease and the
       -----------------------------
Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice (except as expressly provided herein), demand, set-off, counterclaim, abatement, suspension, deduction or defense. It is the intention of the parties hereto that the Fixed Rent shall be an absolutely net return to Landlord throughout the term of this Lease. In order that such Rent shall be absolutely net to Landlord, Tenant shall pay when due (except as expressly otherwise permitted herein), and save Landlord harmless from and against, any and all costs, charges and expenses attributable to the Premises, including but not limited to, each fine, fee penalty, charge (including governmental charges), assessments, sewer rent, Impositions, insurance premiums as may be required from time to time by Mortgagee, utility expenses, carrying charges, costs, expenses and obligations of every kind and nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, the payment for which Landlord or Tenant is, or shall become liable by reason of any rights or interest of Landlord or Tenant in, to or under the Premises or this Lease or in any manner relating to the ownership, leasing, operation, management, maintenance, repair, rebuilding use or occupation of the Premises, or of any portion thereof; provided, however, that nothing herein contained shall be construed as imposing upon Tenant any obligation to pay any estate, inheritance, succession or transfer tax of the Landlord growing out of, or levied in connection with, this Lease or the Landlord's right or interest in the Premises.

    (b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement or (except as otherwise expressly provided in paragraph 13) reduction of Rent hereunder, nor shall the obligations of Tenant under this Lease be affected, by reason of
(i) any damage to or destruction of all or any part of the Premises from whatever cause, (ii) subject to paragraph 13, the taking of the Premises or any portion thereof by condemnation, requisition or otherwise, (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition or ownership of all or any part of the Premises otherwise than as expressly provided herein unless such termination is consented to in writing by any assignee of Landlord's interest under this Lease, (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties, (vii) the failure of Landlord to deliver possession of the Premises on the commencement of the term hereof or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Fixed Rent, the Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to any express provision of this Lease. Tenant waives the benefit of New Jersey Revised Statutes, Title 46, Chapter 8, Sections 6 and 7, and agrees that Tenant will not be relieved of the obligations to pay the Basic Rent or any Additional Rent in case of damage to or destruction of the Premises.

    (c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Landlord or its successor in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding.

    (d) Tenant waives all rights which may now or hereafter be conferred by law
(i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or (except as provided in paragraph 13(b)) reduction of the Fixed Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.

    7. SERVICES
       --------

    Tenant shall, at Tenant's sole cost and expense, supply the Premises with electricity, heating, ventilating and air conditioning, water, natural gas, lighting, replacement for all lights, restroom supplies, telephone service, window washing, security service, janitor, scavenger and disposal services (including hazardous and biological waste disposal), and such other services as Tenant determines to furnish to the Premises. Except to the extent damage or loss results directly from the wilful act of Landlord, Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, and in no event shall the Fixed Rent or Additional Rent be abated or a constructive or other eviction be deemed to have occurred by reason of, the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services, whether such failure or delay is caused by accident or any condition beyond the control of Landlord or Tenant or by the making of repairs or improvements to the Premises, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines. Tenant shall pay the full cost of all of the foregoing services and all other utilities and services supplied to the Premises as Additional Rent.

    8. REPAIRS AND MAINTENANCE; REPLACEMENT:
       -------------------------------------

    (a) Tenant shall, at its own sole cost and expense, keep the Premises in good order and condition, at all times on and after commencement of the Term to and including the date of the termination of the Term, by lapse of time or otherwise. Tenant shall promptly and adequately repair the Premises and all its component parts, and replace or repair all landscaping and all damaged or broken fixtures, (including Tenant's Trade Fixtures) and appurtenances.

    In addition, to the extent necessary to keep the Premises in good repair and condition, Tenant shall timely and properly maintain, repair and to the extent necessary, replace all of the Premises including, but not necessarily limited to, parking lot surface and stripes, mechanical systems, electrical and lighting systems, plumbing and sewage systems, roof, foundations and floor slabs, glazing systems, structural steel, masonry walls and wall enclosures, and water tightness of all curtain walls by a qualified engineer or otherwise, so as to preserve and protect the useful life, utility and value of such component, but in all events so as to preserve the effectiveness of any warranty relating thereto. In addition, Tenant shall maintain and repair or replace, or cause others to maintain and repair or replace, as the case may be, the roof, and repair or replace any material defect in materials or workmanship relating to the foundation, columns, and structural steel which comprise a part of the Premises. If any building system or component shall become obsolete or uneconomic to repair, Tenant shall remove such item from the Premises and, promptly replace it with an item of comparable initial value and function. Tenant shall obtain Landlord's prior written consent before making any material change in the structure of the Improvements or any building system, provided that if the breakdown of any part of the Improvements or any building system shall render the Premises untenantable, Tenant may make emergency repairs without Landlord's prior written consent. Tenant shall, upon Landlord's request, deliver tO Landlord a written statement showing all removals and replacements of such systems or components during the preceding calendar year, including manufacturers, model numbers, and serial numbers in order to establish a current list of what assets are owned by whom; Landlord shall have 30 days after delivery of such statement to object tO any item therein, and such statement shall thereafter be conclusive as to all items not objected to. Landlord, may upon two (2) business days prior notice cause independent private inspectors, qualified in the specific discipline, to make inspections of any building and building systems on the Premises or segments thereof to determine Tenant's compliance under this paragraph 8. Landlord shall endeavor to minimize the interference with Tenant's use of the Premises during any such inspection.

    Landlord may, but is not required to, after five (5) days notice to Tenant (except in the case of emergency, in which case Tenant shall be given notice contemporaneously with entry), enter the Premises and make such repairs, alterations, improvements, additions, replacements or maintenance as Landlord deems reasonably necessary and which Tenant failed to do as required in this Lease after notice and the expiration of any applicable grace period, and Tenant shall pay Landlord as Additional Rent forthwith upon being billed for same by Landlord the cost thereof plus an administrative fee of 5% of such cost, such fee representing Landlord's reasonable overhead, fees and other costs or expenses arising from Landlord's involvement with such repairs, alterations, improvements, additions, replacements and maintenance. Such amounts shall bear interest at the Overdue Rate from the date of billing until paid.

    Notwithstanding the foregoing, if any building system or other material capital element of the Premises must be replaced in the last three years of the Primary Term or during a Renewal Term and, in either such case the replacement costs more than $50,000 and has a useful life extending beyond the Primary Term or any exercised Renewal Term, then Tenant shall be liable only for a fraction of the cost of such system or element, the numerator of which fraction shall be the number of months remaining in the Primary Term or Renewal Term, if applicable, as of the date of such replacement and the denominator of which is the number of months of estimated useful life of the system or element. If Tenant extends the term of this Lease for one or more Renewal Terms, the Basic Rent for such Renewal Terms shall be increased in the aggregate by a fraction of the original cost of such system or element, the denominator of which is the number of months of estimated useful life of the system or element as of the date of installation and the numerator of which the lesser of 60 or the number of months of estimated remaining useful life of the system or element as of the beginning of such Renewal Term.

    (b) It is intended by Tenant and Landlord that Landlord shall have no obligation, in any manner whatsoever except in the case of damage caused by Landlord's wilful act, to repair or maintain the Premises (or any equipment therein), whether structural or nonstructural, all of which obligations are intended, as between Landlord and Tenant, to be those of Tenant. Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

     (c) Tenant shall maintain on the Premises, and turn over to Landlord upon expiration or termination of this Lease, current operating manuals for the equipment now or hereafter located on the Premises.

     (d) Tenant covenants not to install any underground storage tank on the Land.

     9. DESTRUCTION OF OR DAMAGE TO PREMISES: If the Premises, or any part
        ------------------------------------
thereof, is damaged by fire or other casualty during the Term of this Lease, Tenant shall repair such damage and restore the Premises to substantially the same or better condition as existed before the occurrence of such fire or other casualty using materials of the same or better grade than that of the materials being replaced, and this Lease shall remain in full force and effect. Such repair and replacement by Tenant shall be done in accordance with paragraph 22 and the standards of paragraph 8 and Tenant shall, at its expense, obtain all permits required for such work; if necessary, Landlord will join at Tenant's expense in the application for any permit. In no event shall Fixed Rent or Additional Rent abate, nor shall this Lease terminate by reason of such damage or destruction. Provided Tenant has (i) delivered to Landlord plans and specifications and a budget for such repair and restoration (all of which Landlord shall have approved in its reasonable judgment), and (ii) deposited with Landlord or the Proceeds Trustee hereinafter mentioned cash in the sum equal to the excess, if any, of the total cost set forth in such approved budget over the amount of insurance proceeds received on account of such casualty, then Landlord shall make available to Tenant all insurance proceeds actually received by Landlord on account of such casualty, for application to the costs of such approved repair and restoration, as set forth below.

     In the event the estimated cost of reconstruction is in excess of $350,000 (adjusted by CPI changes from November 1, 1996, all insurance proceeds shall be paid to or deposited with either a bank or trust company designated by Landlord, subject to the reasonable approval of Tenant (herein called the "Proceeds Trustee") in the name of the Proceeds Trustee as trustee for Landlord and Tenant and disbursed in the manner hereinafter provided. In the event Landlord mortgages the Premises with a First Mortgage, the mortgagee thereunder may, at its option, be appointed Proceeds Trustee for so long as such First Mortgage remains outstanding and such Mortgage does not control Landlord or is not controlled by or under common control with Landlord. Insurance proceeds shall be deposited in an interest bearing account and interest shall be distributed to Tenant upon completion of said installation, repair, replacement or rebuilding, provided no default has occurred and is continuing hereunder. All checks drawn on said account shall be co-signed by the Proceeds Trustee and Tenant. Insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee under the following procedure:

          (i) From time to time, Tenant may request that Landlord or Proceeds Trustee, as the case may be, to reimburse Tenant for costs incurred by Tenant for work in place to repair and restore the Premises since the last preceding reimbursement and/or to advance funds required to pay contractor's bills for materials ordered. Tenant's request shall certify that all work for which reimbursement is requested was performed substantially in compliance with the plans and specifications approved by Landlord pursuant to paragraph 8 and all applicable laws, and shall include reasonably satisfactory evidence of the costs incurred by Tenant and unconditional lien releases from vendors relating to work or materials for which payment was previously made or for which payment is to be made from the requested draw, in form and substance required by applicable law executed by all mechanic's, materialmen, laborers, suppliers and contractors who performed any portion of the repair work or applied materials.

          (ii) Within seven (7) business days after receiving Tenant's request, Landlord shall approve or disapprove Tenant's request, which approval shall not be unreasonably withheld, by written notice to Tenant. If Landlord approves all or any portion of a request and Landlord has received (and not previously disbursed) insurance proceeds, then Landlord's approval shall include a check in the amount approved by Landlord. If Landlord disapproves all or any portion of a request, then Landlord's notice shall state the reasons for that disapproval. Landlord's failure to deliver a notice approving or disapproving a request shall be conclusively deemed Landlord's approval of the request. In addition, Landlord shall have the right to impose other conditions upon disbursement so long as they are consistent with customary construction loan disbursement practices.

     10. INSURANCE, HOLD HARMLESS AND INDEMNIFICATION:
         --------------------------------------------

     (a) Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising at any time and from any cause whatsoever, except to the extent caused by the negligence or willful misconduct of Landlord. Tenant waives all claims against Landlord arising from any liability described in this paragraph 10(a), except to the extent caused by the negligence or willful misconduct of Landlord.

     (b) Tenant hereby agrees to indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations hereunder, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof or any part of the buildings or the land constituting a part of the Premises arising at any time and from any cause whatsoever (except to the extent caused by the negligence or willful misconduct of Landlord) or occurring outside the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This paragraph 10(b) shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination, for a period of six years. THE WAIVER PROVISION IN PARAGRAPH 10(a) AND THE INDEMNITY PROVISION IN THIS PARAGRAPH 10(b) ARE INTENDED TO EXCULPATE AND INDEMNIFY LANDLORD FROM AND AGAINST ANY LIABILITY OF LANDLORD BASED ON ANY APPLICABLE DOCTRINE OF STRICT LIABILITY.

     (c) Tenant shall, at all times and during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force comprehensive commercial general liability and special cause of loss insurance, including contractual liability (specifically covering this Lease), cross liability, fire legal liability, and premises operations, all on an "occurrence" policy form, with a minimum combined single limit in the amount of $5,000,000 per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises, and such insurance shall name the Landlord and any Mortgagee as additional insureds. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines and personal property.

     (d) Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force worker's compensation and employer's liability insurance in all states in which the Premises and any other operations of the Tenant are located and any other state in which the Tenant or its contractors or subcontractors may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others.

     (e) Tenant shall, at all times during the term of this Lease, at Tenant's sole cost and expense, obtain and keep in force or, at Tenant's option after 30 day written notice to Landlord, reimburse Landlord for the cost of (a) insurance against loss (including earthquake and flood) or damage to the Premises by fire and all other risks of physical loss (including earthquake and flood) covered by insurance of the type now known as "all risk," with difference in conditions coverage, in an amount not less than the full replacement cost of the Premises (without deduction for depreciation), including the cost of debris removal and such endorsements as Landlord may reasonably require, and containing "Replacement Cost" and "Agreed Amount" endorsements; (b) boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment, provided the Premises contain equipment of such nature and insurance against loss of occupancy or use arising from any breakdown of any such items, in such amounts as Landlord may reasonably determine; (c) plate glass insurance in such amounts as Landlord may reasonably determine if the Premises contain plate glass; (d) business interruption insurance insuring that the Fixed Rent will be paid to Landlord for up to one year if the Premises are destroyed or rendered untenantable by any cause insured against (it being understood that the existence of such insurance does not reduce Tenant's obligation to pay Fixed Rent without diminution); and (e) insurance in amounts and against such other risks as Landlord or Mortgagee may reasonably require and against such risks as are customarily insured against by operators of similar properties.

     (f) All insurance required to be maintained by Tenant under this paragraph 10 and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the state of where the Premises are located and having a Standard and Poor's Corporation claims paying ability rating of at least "A" and shall be reasonably satisfactory to Landlord. All deductible amounts under each such insurance policy shall be subject to Landlord's prior written approval. Each policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All insurance under this paragraph 10 to be maintained by Tenant shall name Landlord and any other parties designated by Landlord as an additional insured and loss payee, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver each such policy or a certified copy and a certificate thereof (Acord 27 form) to Landlord for retention by Landlord. Tenant may maintain the insurance required by this paragraph 10 under blanket insurance policies, provided that the insurer provides evidence that an amount necessary to meet the requirements of this paragraph 10 has been reserved for the Premises.

     (g) Tenant waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Landlord insuring or covering the Premises or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this paragraph 10(g).

     11.  COMPLIANCE WITH LAWS, COVENANTS:
          -------------------------------
     (a) Tenant shall throughout the Term promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, including, without limitation, the Americans with Disabilities Act of 1990, as the same may be amended from time to time, ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys or entrances adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change in governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the amount of the costs thereof. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, running with the land, or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Premises and required to be obtained and maintained under the terms of paragraph 11 hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Premises.

     (b) If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of paragraph 4, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in paragraph 10, or shall fail to make any other payment or perform any other act on its part to be made or performed hereunder after any required notice and the expiration of any applicable grace period, then Landlord, after seven (7) business days prior written notice to Tenant (or without notice in situations where Landlord determines, in the exercise of commercially reasonable discretion, that delay is likely to cause harm to Landlord's interest in the Premises), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so,

          (i) pay any Imposition payable by Tenant pursuant to the provisions of this paragraph 11;

          (ii) take out, pay for and maintain any of the insurance policies provided for in paragraph 10; or

          (iii) make any other payment or perform any other act on Tenant's part to be paid or performed hereunder, except that any time permitted to Tenant to perform any act required to be performed by Tenant hereunder shall be extended for such period as may be necessary to effectuate such performance, provided Tenant is continuously, diligently and in good faith prosecuting such performance.

Landlord may enter upon the Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. All sums, reasonable under the circumstances, actually so paid by Landlord and all costs and expenses, including reasonable attorney's fees and the administrative fee referred to in paragraph 8(a), incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Overdue Rate, shall be paid by Tenant to Landlord on demand and submission of reasonable evidence of such expenditures. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover, as damages for such breach, the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this Lease and the dollar limits of the insurance actually carried by Tenant), damages, costs and expenses of suit, including reasonable attorney's fees, suffered or incurred by reason of damage to or destruction of the Premises, or any portion thereof or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

     12. PARTIAL TAKING:
         --------------

       If less than substantially all of the Premises shall be taken for public or quasi-public purposes, Tenant will promptly, at its sole cost and expense, restore, repair, replace or rebuild the improvements so taken in conformity with the requirements of paragraph 8 as nearly as practicable to the condition, size, quality of workmanship and market value thereof immediately prior to such taking, without regard to the adequacy of any condemnation award for such purpose. There shall be no abatement of Rent during such period of restoration. In performing its obligations, Tenant shall be entitled to all condemnation proceeds available to Landlord under the same terms and conditions for disbursement set forth for casualty proceeds in paragraph 9 hereof. Any condemnation proceeds in excess of the amounts as are made available to Tenant for restoration or repair of the Premises, shall be the sole and exclusive property of Landlord. Tenant shall have the right to participate in condemnation proceedings with Landlord, and shall be entitled to receive any award made by the condemning authority in respect of business loss or, if available, business relocation and any other claim permitted by law which does not, in any such case, diminish Landlord's recovery.

     13. SUBSTANTIAL TAKING:
         -------------------

     If all or substantially all of any one or more of the six facilities constituting the Premises shall be taken for public or quasi-public purposes, or if Tenant, after any taking affecting any one of more of the facilities constituting the Premises of access thereto, determines that such event has rendered such facility unavailable for use or unsuitable for restoration for continued use and occupancy in Tenant's business, then Tenant, in lieu of rebuilding as contemplated by Paragraph 12, shall, not later than 90 days after such occurrence, deliver to Landlord (i) notice of its intention to terminate this Lease as to the affected facility on a date occurring not more than 95 days nor less than 60 days after such notice (the Termination Date), (ii) a certificate of Tenant describing the event giving rise to such termination and stating that such event has rendered such facility unavailable for use or unsuitable for restoration for continued use and occupancy in Tenant's business, and (iii) an irrevocable offer to purchase such facility on the next date for the payment of Fixed Rent (the "Termination Date") which occurs not less than 45 days after the delivery of such notice, at a price equal to the price specified for such facility on Exhibit A hereto, plus all costs of transferring title to the Premises to Tenant, including without limitation all transfer taxes, recording fees and any unwind costs resulting from a prepayment of debt secured in part by the Premises (including prepayment premiums or make whole amounts). Landlord shall accept or reject such offer by notice given to Tenant not later than thirty (30) days after receipt of Tenant's notice, and if Landlord fails to act, it shall be presumed to have accepted the offer. If Landlord shall have accepted such offer or is deemed to have accepted such offer, on the Termination Date, Landlord shall convey by special warranty deed to Tenant any remaining portion of such facility free of liens and encumbrances (except those existing on the Commencement Date or thereafter created with the written consent of the Tenant), along with the right to receive any condemnation award to which Landlord is entitled. If Landlord rejects such offer, this Lease shall terminate on the Termination Date with respect to such facility except for liabilities which accrued prior thereto. Upon payment of all Fixed Rent and Additional Rent payable through the Termination Date, this Lease shall terminate with respect to such facility on the Termination Date, except with respect to liabilities which arose on or prior to the Termination Date.

    14. DEFAULT: Events of Default.
        ---------------------------

    The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:

    (a) Tenant fails to pay any Fixed Rent as and when such Fixed Rent becomes due and such failure continues for ten (10) business days after notice thereof has been delivered to Tenant; or

    (b) Tenant fails to pay any Additional Rent as and when such Additional Rent becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; or

    (c) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than thirty (30) days after the earlier of (i) Tenant having knowledge of such failure or breach, and (ii) Landlord's giving written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within 260 days after Tenant's acquisition of knowledge or notice of such failure or breach; or

    (d) Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (iv) takes action for the purpose of any of the foregoing; or

    (e) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within ninety (90) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or

    (f) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

    (g) Tenant's representations or warranties contained in this Lease or in any certificate delivered pursuant hereto or thereto shall have been incorrect in any material adverse way when made.

    Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease. For so long as such Event of Default continues, Landlord, at its option and with or without notice or demand of any kind to Tenant or any other person, may have any one or more of the remedies provided in this Lease, in addition to all other remedies and rights provided at law or in equity.

    15. REMEDIES: In the event of any Event of Default, Landlord may, in
        ---------
addition to, and not in derogation of any remedies for any preceding breach, with or without notice of demand (except as otherwise expressly provided herein) and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default:

    (a) Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice (which shall be not less than five (5) days after such notice is given), Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

        (i) The worth at the time of determination of all unpaid Rent which had been earned at the time of termination;

        (ii) The worth at the time of determination of the amount by which all unpaid Rent which would have been earned after termination until the time of determination exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

        (iii) The worth at the time of determination of the amount by which all unpaid Rent for the balance of the term of this Lease after the time of determination exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

        (iv) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of determination" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the Overdue Rate. The "worth at the time of determination" of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the New York Federal Reserve Bank at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (i), (ii) and (iii) above, the Rent reserved in this Lease shall be deemed to be the total Rent payable by Tenant under paragraph 4 hereof.

    (b) Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a terminate of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

    (c) All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of Fixed Rent or Additional Rent.

    (d) If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner. Landlord shall have the right, but not the obligation, to sublet the Premises on reasonable terms for the account of Tenant, and Tenant shall be liable for all costs of such subletting, including without limitation the cost of preparing the Premises for subtenants and leasing commissions paid to brokers.

    16. SUBORDINATION:
        --------------

    (a) Subordination, Non-Disturbance. Tenant agrees at any time hereafter, and
        ------------------------------
from time to time within ten (10) days of written request of Landlord, to execute and deliver to Landlord an instrument in the form customarily used by any institutional investor becoming a Mortgagee subjecting and subordinating this Lease to the lien of any mortgage, deed of trust, security instrument, ground or underlying lease or other document of like nature (hereinafter collectively referred to as "Superior Mortgage") which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, consolidations, modifications, extensions or refinancing thereof, and to each and every advance made under any Superior Mortgage. It is agreed, nevertheless, that so long as there exists no Event of Default, such subordination agreement or other instrument, release or document (herein "Subordination Agreement") shall not interfere with, hinder or reduce Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The costs of preparing and recording such document shall be borne by Landlord, but Tenant shall be responsible for its own counsel fees.

    (b) Mortgagee Protection Clause. In the event of any act or omission of
        ---------------------------
Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any Mortgagee of the Premises written notice of such act or omission, and until a reasonable period of time (not to exceed 10 business days) to allow Landlord or the Mortgagee to remedy such act or omission shall have elapsed following receipt of such notice. However, if such act or omission cannot, with due diligence and in good faith, be remedied within such period or cannot be cured simply by the payment of money, the Landlord and the Mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commences remedying the same with due diligence and in good faith and thereafter diligently prosecutes such cure, provided such cure period shall not extend beyond 270 days after the notice of such default. Nothing herein contained shall be construed or interpreted as requiring any Mortgagee receiving such notice to remedy such act or omission.

    (c) Attornment. If any Mortgagee shall succeed to the rights of Landlord
        ------------
under this Lease or to ownership of the Premises, whether through possession or foreclosure or the delivery of a deed to the Premises in lieu of foreclosure, then such Mortgagee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date such Mortgagee acquired title to the Premises, and Tenant shall attorn to and recognize such Mortgagee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Mortgagee may reasonably request to evidence such attornment (whether before or after the making of the Mortgage). In the event of any other transfer of Landlord's interest hereunder, such transferee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date of such transfer, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

    (d) Upon ten days' advance written notice, Tenant agrees to execute, acknowledge and deliver a document consenting to the assignment by Landlord of this Lease to a Mortgagee, in a form then in use among institutional lenders, with such changes therein as may be reasonably requested by the Mortgagee.

    17. LANDLORD'S RIGHT OF ENTRY: Landlord and its designees shall have the
        --------------------------
right to enter the public areas of the Premises at any time during normal business hours and any part of the Premises on 48 hours advance notice and to inspect the same, post notices of non-responsibility, exhibit the Premises to prospective purchasers and mortgagees, and examine Tenant's books and records pertaining to the maintenance of the Premises, insurance policies, certificates of occupancy and other documents, records and permits in Tenant's possession with respect to the Premises, all of which shall be customary and adequate and reasonably satisfactory to Landlord.

    18. NOTICES: Notices, statements, demands, or other communications required
        --------
or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, when received by overnight delivery or overnight courier delivery (of if such delivery is refused) or facsimile transmission with a confirmation copy sent by overnight delivery or by overnight courier delivery addressed to the other parties as follows:

    To Landlord:

    GL/PHP, LLC
    c/o G&L Realty Corp.
    439 North Bedford Drive
    Beverly Hills, California 90210

    With a copy to:

    Day, Berry & Howard
    260 Franklin Street
    Boston, Massachusetts 02110
    Attention: Lewis A. Burleigh, Esq.

    With a further copy to:

    Martin H. Blank, Jr., Esq.
    11755 Wilshire Boulevard, Suite 1400
    Los Angeles, California 90025-1520

    To Tenant:

    Pinnacle Health Enterprises, LLC
    11440 Commerce Park Drive
    Reston, Virginia 20191
    Attention: Ben Rosenbaum III, Esq.

Any party listed in this paragraph 18 may, by notices as aforesaid, designate a different address for addresses for notice, statements, demands or other communications intended for it.

    19. ESTOPPEL CERTIFICATE; FINANCIAL DATA:
        -------------------------------------

    (a) At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with paragraph 3 and the date, if any, to which all Rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that, to the best of Tenant's knowledge, Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Premises or any part thereof.

    (b) Tenant shall, on request, deliver to Landlord and to any prospective lender or purchaser designated by Landlord, a balance sheet of Tenant and its consolidated subsidiaries as at the end of the most recent fiscal year, a statement of profits and losses of Tenant and its consolidated subsidiaries for such year, and a statement of cash flows of Tenant and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified to be true and complete by a financial officer of Tenant having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied.

    20. MECHANICS' LIENS:
        -----------------

    Liens and Right of Contest. (a) Tenant shall not suffer or permit any
    --------------------------
mechanic's lien or other lien to be filed or recorded against the Premises, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant whereby the estate, rights or title of Landlord are encumbered. If any such mechanic's lien or other lien shall at any time be filed or recorded against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within sixty (60) days after the date of filing or recording of the same. However, in the event Tenant desires to contest the validity of any such lien, it shall notify Landlord in writing that Tenant intends to so contest same and, on or before the due date thereof, post a bond or otherwise discharge of record or procure title insurance over such lien.

    If Tenant complies with the foregoing, and Tenant continues, in good faith, to contest the validity of such lien by appropriate legal proceedings which shall operate to prevent the collection thereof and the sale or forfeiture of the Premises, or any part thereof, to satisfy the same, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Premises. Any surplus deposit retained by Landlord, after the payment of the lien shall be repaid to Tenant. Landlord agrees not to pay such lien during the period of Tenant's contest in accordance with this paragraph. If Tenant fails to discharge or contest any such lien in accordance with this paragraph and Landlord pays for the discharge of any such lien or any part thereof from funds of Landlord, any amount paid by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Overdue Rate, shall be repaid by Tenant to Landlord on demand by Landlord. Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien or the attempt by Tenant to discharge same as above provided.

    (b) All materialmen, contractors, artisans, engineers, mechanics, laborers and any other Person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

    (c) Without Landlord's prior written consent, which shall be given or withheld in Landlord's sole discretion, Tenant shall not create, permit or suffer, and, subject to the provisions of paragraph 20(a) hereof, shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which, as a result of Tenant's action or inaction contrary to the provisions hereof, shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof, or the income therefrom, other than Permitted Encumbrances.

    21. END OF TERM: (a) Upon the expiration or earlier termination of the Term
        -------------
of this Lease, Tenant shall surrender the Premises to Landlord in the same condition and suitable for the same use in which the Premises was originally received from Landlord except for ordinary wear and tear and except as repaired, rebuilt or altered as required or permitted by this Lease, and shall surrender all keys to the Premises to Landlord at the place then fixed for notices to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any. Except as otherwise provided herein, Tenant shall at such time remove all of its property (including Tenant's Trade Fixtures) therefrom, if so requested by Landlord. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed when required shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. Notwithstanding the foregoing, Tenant shall have no obligation to surrender any of Tenant's Trade Fixtures.

    (b) If the Premises are not surrendered as above set forth, Tenant shall pay to Landlord a sum equal to 150% of the Fixed Rent herein provided during each month or portion thereof for which Tenant shall remain in possession of the Premises or any part thereof after the termination of the Term or of Tenant's rights of possession, whether by lapse of time or otherwise. The provisions of this paragraph 21(b) shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein, at law or at equity.

    (c) All property of Tenant not removed on or before the last day of the Term of this Lease shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant, including Tenant's Trade Fixtures, from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses, reasonable under the circumstances, of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses reasonably and actually incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair.

    (d) Except for surrender upon the expiration or earlier termination of the Term hereof, no surrender to Landlord of this Lease or of the Premises shall be valid or effective unless agreed to and accepted in writing by Landlord.

22. ALTERATIONS:
    ------------

    (a) Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord's prior written consent (which will not be unreasonably withheld or delayed). Notwithstanding the preceding sentence, Tenant may make such alterations, additions or improvements without Landlord's consent only if (i) such alterations, additions or improvements will be in compliance with all applicable laws, codes, rules, regulations and ordinances,
(ii) such alterations, additions or improvements will not reduce the fair market value of the Premises, considered as unencumbered by this Lease, and (iii) such alterations, additions or improvements will not adversely affect in any way the structural, exterior or roof elements of the Premises or mechanical, electrical, plumbing, utility or life safety systems of the Premises. Tenant shall give prior written notice to Landlord of any such alterations, additions or improvements having an estimated project cost of more than $25,000. In no event shall Tenant be permitted to install underground storage tanks or fuel systems on the Premises. Landlord's refusal to consent to the installation of an underground tank or fuel system shall be conclusively presumed to be reasonable.

    (b) All alterations, additions or improvements requiring Landlord's consent shall be made at Tenant's sole cost and expense as follows:

        (i) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by the licensed architect(s) and engineer(s), shall comply with all applicable codes, ordinances, rules and regulations, shall not adversely affect the structural elements of the Premises, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion.

    (ii) Landlord shall notify Tenant in writing within thirty (30) days whether Landlord approves, approves on condition that Tenant reverse the alteration at Tenant's expense at the termination or expiration of this Lease, or disapproves such plans and specifications; Landlord shall describe the reasons for any such disapproval which reasons must be based on either noncompliance with law or insurance policies or on reduction of the value or utility of the Premises. If Landlord does not respond within such 30 day period, Tenant may send a second notice, prominently marked "Second Notice--Failure to Respond Will Result in Deemed Approval", and if Landlord fails to respond within ten (10) business days, the proposed plans and specifications shall be deemed approved. Tenant may submit to Landlord revised plans and specifications for Landlord's prior written approval, which approval shall not be withheld or delayed if (a) the work to be done would not adversely affect the value, character, rentability or usefulness of the Premises or any part thereof, or (b) the work to be done shall be required by any Law (hereinafter defined). Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

    (iii) All material changes in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval on the same terms and conditions as set forth above. If Tenant wishes to make such change in approved plans and specifications, Tenant shall have such architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. Landlord shall notify Tenant in writing promptly whether Landlord approves, approves on condition that Tenant reverse the alteration at Tenant's expense at the termination or expiration of this Lease, or disapproves such change and, if Landlord disapproves such change, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for such change for Landlord's written approval. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

    (iv) Tenant shall obtain and comply with all building permits and other government permits and approvals required in connection with the work. Tenant shall, through Tenant's licensed contractor, perform the work substantially in accordance with the plans and specifications approved in writing by Landlord or deemed approved by Landlord. Tenant shall pay, as Additional Rent, the entire cost of all work (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) actually performed or obtained. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expenses incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.

    (c) Tenant shall give written notice to Landlord of the date on which construction of any work to be done by outside contractors will be commenced at least ten (10) days prior to such date. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord and the Premises from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

    (d) All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or to the Premises by Tenant, shall become part of the Premises and Landlord's property. Upon termination of this Lease, Tenant shall, at Tenant's expense, remove all movable furniture, equipment, trade fixtures, office machines and other personal property from the Premises and repair all damages caused by such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this paragraph 22(d) to be performed after such termination.

    23. MEMORANDUM OF LEASE: The parties agree to promptly execute a Memorandum
        ---------------------
of Lease in recordable form and either of the parties shall have the right, without notice to the other party, to record such Memorandum of Lease.

    24. SUBLETTING/ASSIGNMENT:
        ----------------------

    (a) Subject to paragraph 28(k) and the terms of this paragraph, Tenant may assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person or entity other than Tenant. Tenant agrees that the instrument by which any assignment or sublease is accomplished shall expressly provide that the assignee or subtenant will perform all of the covenants to be performed by Tenant under this lease (in the case of a sublease, only insofar as such covenants relate to the portion of the Premises subject to such sublease) as and when performance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce such covenants directly against such assignee or subtenant. Any purported assignment or sublease without an instrument containing the foregoing provisions shall be void.

    (b) (i) No assignment or sublease shall be valid and no assignee or subtenant shall take possession of the premises or any part thereof until an executed duplicate original of such assignment or sublease, in compliance with paragraph 24(a), has been delivered to Landlord, (ii) so long as there is no Event of Default under this Lease, Tenant shall be entitled to 100% of the profit on any subletting.

     (c) No assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease (which shall continue as the obligations of a principal and not of a guarantor or surety) or alter the primary liability of Tenant to pay all Rent and to perform all obligations to be paid and performed by Tenant. The acceptance of Rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to amendments or modifications to this Lease with assignees, subtenants or successor of Tenant, without notifying Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant or any successor of Tenant, provided that Tenant shall not be bound by any such amendment or modification to which it has not consented except for amendments and modifications made when Tenant is default hereunder.

     (d) Tenant shall not mortgage its interest under this Lease. The foregoing prohibition shall not be violated by a lien on all assets of Tenant granted to institutional lenders as security for a bank loan or line of credit.

     25. HAZARDOUS MATERIAL:
         ------------------

     (a) Tenant (i) shall comply, and cause the Premises to comply, with all Environmental Laws (as hereinafter defined) applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Laws and the carrying out of any remediation program specified by such authority), (ii) shall prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material (as hereinafter defined) or for the storage, handling, transfer or transportation of any Hazardous Material (other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof and supplier of consumer products and in compliance with Environmental Laws), (iii) shall not permit to remain, install or permit the installation on the Premises of any surface impoundments, underground storage tanks, or asbestos-containing materials except in compliance with Environmental Laws, and (iv) shall cause any alterations of the Premises to be done in a way so as to not expose, in violation of any applicable law, the persons working on or visiting the Premises to Hazardous Materials and in connection with any such alterations shall remove any Hazardous Materials present upon the Premises which are not in compliance with Environmental Laws or which present a danger to persons working on or visiting the Premises in violation of any applicable law.

    (b) "Environmental Laws" means the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. (S)(S)6901, et seq. (RCRA), the Comprehensive
                                        -- ---
Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S)9601 et seq. (CERCLA), the Toxic Substance Control Act, as amended, 15 U.S.C.
-- ---
(S)(S)2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, as
           -- ---
amended, 7 U.S.C. (S)(S)136 et seq., New Jersey Environmental Cleanup
                            -- ---
Responsibility Act (N.J.S.A. 13:1k-6 et seq.), and all applicable federal, state
                                     -- ---
and local environmental laws, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules and regulations, now or hereafter existing relating to regulations or control of Hazardous Material or materials. The term "Hazardous Materials" as used in this Lease shall mean substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in any applicable federal, state or local statute, rule, regulation or determination, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)(S)9601, et seq,.; the Hazardous Materials
                                               -- ---
Transportation Act, 49 U.S.C. (S)(S) 1801, et seq.; the Resource, Conservation
                                           -- ---
and Recovery Act of 1976, 42 U.S.C. (S)(S)6901, et seq.; and, asbestos, pcb's,
                                                -- ---
radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in applicable law or regulations.

    (c) Except to the extent of liability resulting from or arising out of the acts of Landlord or its Mortgagee or their agents or their successors and assigns on or about the Premises, Tenant agrees to protect, defend, indemnify and hold harmless Landlord and its Mortgagee, their respective directors, officers, employees and agents, and any successors to Landlord's interest in the chain of title to the Premises, their direct or indirect partners, directors, officers, employees, and agents, from and against any and all liability, including all foreseeable and all unforeseeable damages including but not limited to reasonable attorney's and consultant's fees, fines, penalties and civil or criminal damages, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, discharge, spill, presence or disposal of Hazardous Materials from, on, at, to or under the Premises prior to or during the Term of this Lease, and including, without limitation, the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Premises. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law under all statutes and ordinances or otherwise, and shall survive following the date of expiration or earlier termination of this Lease for five years, except where the event giving rise to the liability for which indemnity is sought arises out of Tenant's acts, in which case the agreement to indemnify shall survive the expiration or termination of this Lease without limit of time. Tenant expressly agrees that the representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease may be assigned to subsequent parties in interest to the chain of title to the Premises, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this paragraph 25(c) or any lien for such environmental matters, not involving Landlord or its Mortgagee as a defendant (unless Landlord or its mortgagee is the alleged cause of the damage), conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord or Mortgagee under this Lease. Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding. Landlord shall have the right to appoint co-counsel, which co-counsel will cooperate with Tenant's counsel in such proceedings. The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel are appointed because the interests of Landlord and Tenant in such proceedings, in such counsel's opinion, are or have become adverse, or Tenant or Tenant's counsel is not conducting such proceedings in good faith or with due diligence.

    (d) Tenant, upon 48 hours prior notice shall permit such persons as Landlord or any assignee of Landlord may designate and (unless an Event of Default has occurred and is continuing) approved by Tenant, which approval shall not be unreasonably withheld or delayed ("Site Reviewers") to visit the Premises from time to time and perform Environmental site investigations and assessments ("Site Assessments") on the Premises for the purpose of determining whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises relating to Hazardous Material. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Material on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments (other than information previously supplied in writing to Landlord by Tenant) and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting all Site Assessments shall be paid by Landlord unless an Event of Default has occurred and is continuing or unless the Site Reviewers discover an environmental condition causing the Premises to be in noncompliance with applicable Environmental Laws, in either of which events such cost will be paid by Tenant within thirty (30) days after demand by Landlord with interest to accrue at the Overdue Rate. Landlord, promptly after written request by Tenant and payment by Tenant to the extent required as aforesaid, shall deliver to Tenant copies of reports, summaries or other compilations of the results of such Site Assessments. Tenant's sole remedy for Landlord's breach of the preceding sentence shall be a mandatory injunction, and not a termination of this Lease or a withholding or reduction of Rent. If a Site Assessment conducted under this paragraph 25(d) indicates that the Premises are in violation of Environmental Laws or otherwise do not conform to the requirements of this paragraph 25 at the time the Term is expiring or being terminated, the term shall be automatically extended for the period of remediation of such violation or nonconformity and shall not expire until twelve months after notice from Tenant specifying the date such remediation shall be completed, and the remediation is in fact completed before the expiration of such twelve month period. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the period of any such extension, except that the annual Fixed Rent shall be at the holdover rate specified in paragraph 28(k). Upon completion of such remediation within the notice period provided above, this Lease and the obligations of Tenant hereunder (except those that accrued prior to such date) shall terminate.

    (e) Tenant shall notify Landlord in writing, promptly upon Tenant's learning thereof, of any:

    (i) notice or claim to the effect that Tenant is or may be liable to any Person as a result of the release or threatened release of any Hazardous Material into the environment from the Premises;

    (ii) notice that Tenant is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Premises; and

    (iii) notice that the Premises are subject to an environmental lien.

26. DETERMINATION OF FAIR MARKET RENTAL VALUE:
    ------------------------------------------

    Fair market rental value for purposes of setting Renewal Term Fixed Rent shall be determined by an appraisal, which shall be performed by an appraiser selected by Landlord within thirty (30) days after the first day of the ninth month before the end of the Term or the Renewal Term (as the case may be), and paid one half by Tenant and one half by Landlord. Any appraiser selected by Landlord shall have qualifications that include a minimum of five (5) years of experience in the appraisal of commercial real estate in the County where the Premises are located. Such appraiser shall be disinterested, and shall be a member of a nationally recognized appraisal association. Further, any such appraiser shall comply with the licensing law then in effect for appraisers authorized to perform general appraisals within the state where the Premises are located. If there are then any existing United States laws governing appraisers, said appraiser shall be in compliance with the then applicable Federal laws for appraisers performing appraisals of commercial real estate. In the event that Tenant disputes the appraised fair market rental value determined by an appraiser (hereinafter the "First Appraiser"), who performed an appraisal pursuant to this paragraph 26, it shall so notify Landlord within twenty (20) days after receipt of such written determination by the First Appraiser, and the disagreement shall be resolved as follows:

    (i) Within five (5) days after the service of such notice by Tenant to Landlord, Tenant shall designate a second appraiser (the "Second Appraiser"), who shall appraise the fair market rental value of the Premises, assuming the provisions of this Lease (except the Fixed Rent provision) would govern for a five (5) year term, all in accordance with the requirements of this paragraph
26. This Second Appraiser shall render its opinion of the fair market rental value no later than thirty (30) days after the service of notice by Tenant stated above. In the event that the higher of the two appraised fair market rental values rendered herein is not more than ten percent (10%) greater than the lower of the two appraised fair market rental values, then the mean between the two appraised values shall be utilized to fix the appraised fair market rental value.

    (ii) In the event that the higher of the two appraised fair rental values is more than ten percent (10%) higher than the lower of the two appraised fair market rental values, then the First Appraiser and the Second Appraiser will meet within five (5) days after receipt and acceptance of the Second Appraisal by Tenant, to attempt to agree upon the appraised fair market rental value. If the First Appraiser and Second Appraiser do not agree upon the appraised fair rental value after such meeting, then they shall appoint a third appraiser (the "Third Appraiser").

    (iii) If the First and Second Appraiser shall be unable to agree upon the appointment of the Third Appraiser within five (5) days after the time specified in subsection "(ii)" above, then the Third Appraiser shall be selected by the Tenant and Landlord themselves. If the Tenant and Landlord cannot agree on the third appraiser, within a further period of five (5) days, then either, on behalf of both, may apply to the person who is, at the time, the most senior in service, active Judge of the United States District Court for the District of where the Premises are located, for the selection of the Third Appraiser. If that Judge cannot or will not make the appointment, then the application will be made to the next most senior Judge, and so on down the line of seniority. The fees and costs of the Second and Third Appraisers will be divided equally between Tenant and Landlord. The cost of application to the Judge of the United States District Court shall be divided equally between Tenant and Landlord. In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in this stead, which appointment shall be made in the same manner as provided herein; e.g., if the Second Appraiser must be replaced, then Tenant will have the right to designate its replacement. In the event that a Third Appraiser is selected in the manner aforesaid, it shall select one of the first two appraisals as most nearly establishing fair market rental value.

    27.  GRANTING OF EASEMENT

    Provided no Event of Default has occurred and is continuing hereunder, Landlord shall join with Tenant at the request of Tenant (and at Tenant's sole cost and expense) to (i) sell, assign, convey or otherwise transfer an interest in the Premises to any person legally empowered to take such interest under the power of eminent domain, (ii) grant, in the ordinary course of business, easements, licenses, rights of way, (iii) release, in the ordinary course of business, existing easements and appurtenances which benefit the Premises, (iv) dedicate or transfer unimproved portions of the Premises for road, highway or other public purposes, (v) execute petitions to have the Premises annexed to any municipal corporation or utility district, all with or without consideration, but only if Landlord shall have received (x) a certificate of Tenant stating that such action was taken in the ordinary course of business, does not interfere with the conduct of Tenant's business, does not materially impair the utility of the Premises, and does not reduce the fair market value of the Premises by an amount greater than the consideration (if any) being paid to Landlord in connection therewith, and (y) and undertaking of Tenant to remain obligated under this Lease as if such action had not been taken

28. MISCELLANEOUS PROVISIONS:
    -------------------------

    (a) This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and permitted assigns of the parties.

    (b) The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this lease or in any way to modify, amend or affect the provisions thereof.

    (c) This Lease contains the complete agreement of the parties with reference to the leasing of the Premises, and may not be amended except by an instrument in writing signed by Landlord and Tenant and consented by Mortgagee (if any).

    (d) Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

    (e) This Lease may be executed in one or more counterparts, each of which shall be an original, and all of which shall constitute one and same instrument.

    (f) The term "Landlord" as used in this Lease shall mean only the owner or owners at the time in question of the Premises and in the event of any transfer of such title or interest, Landlord named in this Lease (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed hereunder, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

    (g) This Lease shall be governed by and construed and enforced in accordance with and subject to the laws of the state where the Premises are located.

    (h) Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Premises and not against any other assets, properties or funds of (1) Landlord or any director, officer, shareholder, general partner, limited partner, or direct or indirect partners, employee or agent of Landlord or its general partners (or any legal representative, heir, estate, successor or assign of any thereof), (2) any predecessor or successor partnership or corporation (or other entity) of Landlord or its general partners, either directly or through Landlord or its predecessor or successor partnership or corporation (or other Person) of Landlord or its general partners, and (3) any other person.

    (i) Without the written approval of Landlord and Tenant, no Person other than Landlord (including its direct and indirect partners), Mortgagee, Tenant and their respective successors and assigns shall have any rights under this Lease.

    (j) There shall be no merger of the leasehold estate created hereby by reason of the fact that the same Person may own directly or indirectly, (1) the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (2) the fee estate in the Premises. Notwithstanding any such combined ownership, this Lease shall continue in full force and effect until terminated by an instrument executed by both Landlord and Tenant.

    (k) If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the Term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a Fixed Rent equal to one hundred fifty percent (150%) of the Fixed Rent in effect at the expiration of the Term of this Lease pursuant to paragraph 4 payable in advance on or before the first day of each month. Such month to month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days' written notice of termination to the other at any time, except as otherwise provided in paragraph 25(d).

    (1) It shall be a condition precedent to the merger, consolidation or sale of substantially all the assets of Tenant in any transaction in which Tenant is not the surviving party, that the entity or entities into which Tenant is either merged or consolidated or to which its assets are sold shall (x) upon completion of such transaction, shall have a net worth and fixed cost coverage ratio equal to or greater than those of Tenant immediately before such transaction, and (y) deliver to Landlord a duly authorized assumption of all liabilities of Tenant under this Lease.

    IN WITNESS WHEREOF, the parties have hereunto set their hands under seal on the day and year first above written.

                                   GL/PHP, LLC, Landlord


                                   By: G&L Realty Partnership, L.P.,
                                       its manager
                                   By: G&L Realty Corp., general partner


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   PINNACLE HEALTH ENTERPRISES, LLC
                                   Tenant

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   EXHIBIT A

                         Legal Description - Real Estate
                         -------------------------------

                                  SCHEDULE A
                                   NUMBER 4
                                  (CONTINUED)

                                  DESCRIPTION

ALL that certain tract, lot and parcel of land lying and being in the TOWNSHIP of BURLINGTON, County of BURLINGTON and State of NEW JERSEY, being more particularly described as follows:

          BEGINNING at a point in the Northeasterly side of Mount Holly-Burlington Road (66 feet wide) on a course of North 27 degrees 42 minutes 25 seconds West, 250 feet from the intersection of the Northeasterly line of Mount Holly-Burlington Road with the Northerly line of Cadillac Road (proposed) (70 feet wide) and continued thence (1) along Mount Holly-Burlington Road North 27 degrees 42 minutes 25 seconds West 313.87 feet to a point in line of lands of Public Service Electric and Gas Company; thence
     (2) along the same North 63 degrees 52 minutes 15 seconds East 203.70 feet to a point in same; thence (3) still along the same North 68 degrees 59 minutes 15 seconds East 370.07 feet to a point in line of Public Service Electric and Gas Company right of way; thence (4) along the same curving to the right with a radius of 5696.65 feet an arc distance of 296.63 feet to a point in the dividing line between Lots 1 and 2, Section 1, Plan of Levittown Industrial Park; thence (5) along the same South 62 degrees 17 minutes 35 seconds West 438.01 feet to the point and place of beginning.

          BEING known and designated as Lot 1, Section 1, Plan of Levittown Industrial Park.

          EXCEPTING THEREOUT AND THEREFROM all that certain tract or parcel of land contained in a Deed from Lee Maimon and Barbara Maimon, his wife to Board of Chosen Freeholders of the County of Burlington, dated 1-6-86, recorded 1-9-86 in Deed Book 3126, page 106.

          FURTHER EXCEPTING THEREOUT AND THEREFROM all that certain tract or parcel of land contained in Deed from Lee Maimon and Barbara Maimon, his wife to Board of Chosen Freeholders of the County of Burlington, dated 5-16-88, recorded 5-17-88 in Deed Book 3640, page 34.

NOTE: Being known and designated as Lot No. 2, Block No. 118.02 as shown on the Tax maps of the Township of Burlington.

     ANNUAL RENT:  $434,952.11

     PURCHASE PRICE:  $3,630,652.00

                                  SCHEDULE A
                                   NUMBER 4
                                  (CONTINUED)

                                  DESCRIPTION

ALL that certain tract, lot and parcel of land lying and being in the TOWNSHIP of CRANFORD, County of UNION and State of NEW JERSEY, being more particularly described as follows:

     Beginning at a point in the northwesterly right of way line of Commerce Drive (60.00 feet wide) said point being N 51 degrees - 57 minutes - 40 seconds E 80.00 feet as measured along said line of Commerce Drive as produced southwesterly from the intersection of the same with the northeasterly right of way line of Commerce Drive, formerly Clearly Avenue, as produced northwesterly and running thence:

     1. Along lands of the Garden State Parkway N 38 degrees - 02 minutes - 20 seconds W 17.42 feet, thence

     2. Still along lands of the Garden State Parkway, northerly, along a curve to the left, having a radius of 6,150.00 feet, an arc length of 580.66 feet and a chord of N 09 degrees - 40 minutes - 17 seconds W 580.45 feet, thence

     3.  Along lands now or formerly of Calcran, Inc., S 68 degrees - 24 minutes
         - 00 seconds E 353.44 feet, thence

     4. Still along lands of Calcran Inc., S 32 degrees - 54 minutes - 16 seconds E 103.44 feet, thence

     5. Along the aforesaid northwesterly right of way line of Commerce Drive, S 51 degrees - 57 minutes - 40 seconds W 598.77 feet to the point of beginning.

NOTE: Being known and designated as Lot No. 1, Block No. 636 as shown on the Tax Maps of the Township of Cranford.

     ANNUAL RENT:  $491,668.66

     PURCHASE PRICE:  $4,104,079.00

                                  SCHEDULE A
                                   NUMBER 4
                                  (CONTINUED)

                                  DESCRIPTION

ALL that certain tract, lot and parcel of land lying and being in the BOROUGH of EATONTOWN, County of MONMOUTH and State of NEW JERSEY, being more particularly described as follows:

     Beginning at a point on the westerly side of New Jersey State Highway Route 35 (100 minutes R.O.W.) at the northeast corner of Lands now or formerly Alan R. Cohn & Ira S. Port and from thence; running

     1. South 69 degrees 39 minutes 19 seconds West, 275.00 feet to a point; thence

     2. South 20 degrees 20 minutes 41 seconds East, 150.00 feet to a point; thence

     3. South 69 degrees 39 minutes 19 seconds West, 148.95 feet to a point; thence

     4.  North 02 degrees 03 minutes 35 seconds East, 79.42 feet to a point;
         thence

     5. North 88 degrees 34 minutes 33 seconds West, 321.75 feet to a point; thence

     6. North 01 degrees 25 minutes 27 seconds East, 330.00 feet to a point; thence

     7. South 88 degrees 34 minutes 33 seconds East, 267.53 feet to a point; thence

     8. North 69 degrees 39 minutes 19 seconds East, 321.65 feet to a point; thence

     9. South 20 degrees 20 minutes 41 seconds East, 250.00 feet along the westerly side of New Jersey State Highway Route 35 (100 minutes R.O.W.) to the point or place of beginning.

NOTE: BEING shown and designated as Lot 1:02 Block 111 on the Tax Maps of the Borough of Eatontown.

     ANNUAL RENT:  $481,034.86

     PURCHASE PRICE:  $4,015,316.00

ALL THAT CERTAIN lot, tract or parcel of land situate in Hamilton Township, County of Atlantic and State of New Jersey and described as follows:

BEGINNING on the southerly line of Route 322, also known as the Black Horse Pike (115 feet from the original centerline) at the division of Lot 9 and Lot 8 as established by a survey dated June 7, 1990 by John G. Reutter & Associates as the second corner of land as described in deed from Benjamin L. Jaffe and wife to William C. Jones, and wife, dated September 30, 1948 and recorded in Deed Book 1420 Page 129; and extended thence

1. South 64 degrees, 43 minutes and 49 seconds East along the southerly line of the Black Horse Pike, 528.52 feet to a non-tangent point of curve; thence

2. Eastwardly and southwardly curving to the right along a curve having a radius of 75.00 feet and an arc length of 67.90 feet to a point of tangency on the westerly curb line of an entrance drive; thence

3.  South 25 degrees, 16 minutes and 11 seconds West along said curve line,
155.00 feet to a point of curve; thence

4. Southwardly and westwardly curving to the right along a curve having a radius of 25.00 feet and an arc length of 39.27 feet to the northerly curbline of an access drive; thence

5. North 64 degrees, 43 minutes and 49 seconds West, along said curb line and the extension thereof 403.63 feet to the division line of Lot 9.01 and Lot 8; thence

6.  North 03 degrees, 00 minutes and 46 seconds West, along said division line
271.40 feet to the point of beginning.

IN compliance with Chapter 157, Laws of 1977 premises herein are known as part of Lots 9, 10.01, 10.02 and 11 in block 1134 as shown on the official tax map of Hamilton Township, New Jersey and are designated as Lot 9.01 on a minor subdivision plat being recorded simultaneously herewith, being Map #3342, filed December 22, 1994.

ANNUAL RENT:  $437,490.07

PURCHASE PRICE:  $3,651,837.00

                            DESCRIPTION OF PROPERTY
                            -----------------------
                             Block 1311, Lot 1.06

     ALL THAT CERTAIN tract or parcel of land situated in the Township of Mount Laurel, County of Burlington and State of New Jersey, being more particularly described as follows:

     BEGINNING at a point of intersection of the easterly line of Fellowship Road (aka Burlington County Route No. 673, as widened to 43.00 feet from centerline) and the centerline of a private access street known as Century Parkway (public dedication now vacated) as illustrated on a filed, or soon to be filed, plan entitled "Major Subdivision Plan, Block 1311, Lot 1", prepared by Taylor, Wiseman & Taylor (Dwg. No. 351-18527-F), dated August, 1994, revised to October 28, 1994 and extends; thence, along said easterly line (1) No. 16 degrees 44 minutes 57 seconds E., 253.26 feet to a point; thence, along the proposed subdivision line (2) S. 73 degrees 15 minutes 03 seconds E., 430.00 feet to a point in the westerly line of Lot 1.04, Block 1311; thence, along said westerly line (3) S. 16 degrees 44 minutes 57 seconds W., 253.26 feet to a point in the aforementioned centerline of Century Parkway; thence, along said centerline (4) N. 73 degrees, 15 minutes 03 seconds W., 430.00 feet to a point and the place of BEGINNING.

ANNUAL RENT:  $391,309.81

PURCHASE PRICE:  $3,266,359.00

                                  SCHEDULE A
                                   NUMBER 4
                                  (CONTINUED)

                                  DESCRIPTION

ALL that certain tract, lot and parcel of land lying and being in the BOROUGH of PARAMUS, County of BERGEN and State of NEW JERSEY, being more particularly described as follows:

     Beginning at a point in the southerly line of Eisenhower Drive (formerly Quad Road) (60.00 feet wide) distant the following courses and distances from the intersection of the center line of Eisenhower Drive with the center line of Essex Road (formerly Kent Road) (60.00 feet wide) all as shown on a certain map entitled "Final Subdivision Plat, Quad Associates and Centurian Plaza Corp." filed in the Bergen County Clerk's Office on October 24, 1967, as Map No. 6632:

          A. Along the center line of Essex Road (formerly Kent Road), if produced, South 37 degrees 56 minutes 41 seconds West 30.00 feet to a point in the southerly line of Eisenhower Drive (formerly Quad Road); thence,

          B. Along the southerly line of Eisenhower Drive (formerly Quad Road), North 52 degrees 16 minutes 13 seconds West 149.975 feet to the point or place of beginning and running; thence,

          1. Along the westerly line of Proposed Lot 3 in Block 1803 as shown on a certain map entitled "Subdivision, Eisenhower Drive, Block 1803, Lots 2 and 3, Paramus, Bergen County, New Jersey" dated 5/19/89, last revised 8/11/89, prepared by Lapatka Associates Inc., 22 Madison Avenue, Paramus, New Jersey 07652 and approved by the Planning Board of the Borough of Paramus on August 10, 1989, South 37 degrees 43 minutes 47 seconds West
     280.64 feet to a point on a curve; thence,

          2. Along the northerly line of Lot 2 in Block 1101 as shown on the current assessment map of the Borough of Paramus being lands, now or formerly, of Arcola Country Club, northwesterly, on a curve to the right having a radius of 675.00 feet, central angle of 2 degrees 37 minutes 28 seconds, an arc distance of 30.92 feet to a point of reverse curvature; thence,

          3. Along the same, northwesterly, on a curve to the left having a radius of 620.00 feet, central angle of 9 degrees 9 minutes 12 seconds, an arc distance of 99.05 feet to a point of tangency; thence,

          4. Along the same, North 52 degrees 16 minutes 13 seconds West 237.15 feet to a point; thence,

          5. Along the easterly line of Lot 1 in Block 1803 as shown on the referenced Assessment Map, being lands, now or formerly, of Emil Schroth, North 37 degrees 43 minutes 47 seconds East 268.53 feet to a point; thence,

          6. Along the southerly line of Eisenhower Drive (formerly Quad Road), South 52 degrees 16 minutes 13 seconds East 366.405 feet to the point or place of beginning.

NOTE: Being known and designated as Lot No. 2, Block No. 1803 as shown on the Tax Maps of the Borough of Paramus.

     ANNUAL RENT:  $421,794.95

     PURCHASE PRICE:  $3,520,826.00